Exhibit B-6(b)






                       Refunding Agreement
                         (Series 1999-B)


                             between


            Parish of St. Charles, State of Louisiana


                               and


                     Entergy Louisiana, Inc.



                    Dated as of June 1, 1999







                           $60,000,000
            Parish of St. Charles, State of Louisiana
            Pollution Control Revenue Refunding Bonds
                (Entergy Louisiana, Inc. Project)
                          Series 1999-B

                      Refunding Agreement
                        (Series 1999-B)


     This Refunding Agreement (Series 1999-B) dated as of June 1, 1999 by and between the Parish of St. Charles, State of Louisiana, a political subdivision of the State of Louisiana (the "Issuer"), and Entergy Louisiana, Inc., a corporation organized under the laws of the State of Louisiana (the "Company");


                     W i t n e s s e t h :


     WHEREAS, the Issuer is a political subdivision of the State of Louisiana, authorized and empowered by law, including particularly the provisions of Sections 991 to 1001, inclusive, of Title 39 of the Louisiana Revised Statutes of 1950, as
amended, and certain related constitutional and statutory authority (the "Industrial Inducement Act"), to issue its revenue bonds for the purpose of using the funds derived from the sale thereof to acquire, purchase, construct or improve industrial plant sites and industrial plant buildings, pollution abatement and control facilities, and necessary property and appurtenances thereto; and

     WHEREAS, pursuant to the provisions of the Industrial Inducement Act and a Trust Indenture dated as of June 1, 1984 (the "Prior Indenture") by and between the Issuer and Bank One Trust Company, N. A. (formerly First National Bank of Commerce), as trustee, the Issuer issued its Adjustable/Fixed Rate Pollution Control Revenue Bonds (Louisiana Power & Light Company Project) Series 1984 (the "Prior Bonds") in the aggregate principal amount of $115,000,000 for the purpose of providing funds to finance the cost of acquiring certain pollution control facilities and sewerage and solid waste disposal facilities (the "Facilities") at Unit 3 (Nuclear) of the Waterford Steam Electric Generating Station of the Company (the "Plant") in the geographic limits of the Issuer; and

     WHEREAS, the Prior Bonds were initially issued as adjustable rate bonds but were converted to fixed rate bonds on June 1, 1989 pursuant to the provisions of the Prior Indenture; and

     WHEREAS, in furtherance of the statutory purposes of the Industrial Inducement Act, the Issuer entered into a Sale Agreement pertaining to the Prior Bonds dated as of May 1, 1984 with the Company, pursuant to which the Issuer acquired the Facilities from the Company and resold the Facilities to the Company, as more fully described therein; and

     WHEREAS, $115,000,000 of the Prior Bonds are outstanding, and the Company has requested that the Issuer refund $60,000,000 of the Prior Bonds in order to achieve interest cost savings through the issuance by the Issuer of $60,000,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Entergy Louisiana, Inc. Project) Series 1999-B (the "Bonds"); and

     WHEREAS, the Issuer is authorized and empowered by law, including particularly the provisions of Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended (the
"Act"), to issue its refunding bonds for the purpose of refunding, readjusting, restructuring, refinancing, extending, or unifying the whole or any part of outstanding securities of the Issuer in an amount sufficient to provide funds necessary to effectuate the purpose for which the refunding bonds are being issued; and

     WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer has agreed to issue the Bonds for the purpose of refunding a portion of the Prior Bonds; and

     WHEREAS, in consideration of the issuance of the Bonds by the Issuer, the Company will agree to make payments in an amount sufficient to pay the principal of, premium, if any, Purchase Price and interest on the Bonds pursuant to this Refunding Agreement, said Bonds to be paid solely from the revenues derived by the Issuer from said payments by the Company pursuant to this Refunding Agreement and any moneys held under the hereinafter defined Indenture, and said Bonds shall not constitute an indebtedness or pledge of the general credit of the Issuer or the State of Louisiana, within the meaning of any constitutional or statutory limitation of indebtedness or otherwise; and

     WHEREAS,  the  execution  and  delivery  of  this  Refunding
Agreement under the Act have been in all respects duly and validly authorized by ordinance of the Parish Council of the Parish of St. Charles, State of Louisiana, duly adopted;

     NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:


                           ARTICLE I

                          DEFINITIONS

     SECTION I.1. Definitions. In addition to the words and terms elsewhere defined in this Refunding Agreement or in the Indenture, the following words and terms as used in this Refunding Agreement shall have the following meanings unless the context or use indicates another or different meaning:

     "Act"  means  Chapter  14-A of Title  39  of  the  Louisiana
Revised Statutes of 1950, as amended, and all future acts supplemental thereto or amendatory thereof.

     "Administration Expenses" means the reasonable and necessary expenses incurred by the Issuer with respect to this Refunding Agreement, the Indenture and any transaction or event contemplated by this Refunding Agreement or the Indenture including the compensation and reimbursement of expenses and advances payable to the Trustee, any Paying Agent, any Co-Paying Agent, any Authenticating Agent, the Remarketing Agent, the Market Agent, the Auction Agent, the Broker-Dealers and the Bond Registrar under the Indenture.

     "Bonds" means the $60,000,000 aggregate principal amount of Pollution Control Revenue Refunding Bonds (Entergy Louisiana,
Inc. Project) Series 1999-B authorized to be issued under the Indenture. "Bond" means any one of such Bonds.

     "Business  Day" or "business day" means any day  other  than
(i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the city of New York, New York or in the city in which the Principal Offices of the Trustee or the Paying Agent are located are authorized or required by law to close or
(ii) a day on which the New York Stock Exchange is closed.

     "Code"   means  the  Internal  Revenue  Code  of  1986,   as
heretofore or hereafter amended.

     "Company"   means  Entergy  Louisiana,  Inc.,  a   Louisiana
corporation, and its permitted successors and assigns.

     "Company Mortgage" shall mean the Company's Mortgage and Deed of Trust, dated as of April 1, 1944, made to The Chase National Bank of the City of New York and Carl E. Buckley, as trustees (Bank of Montreal Trust Company and Mark F. McLaughlin, successor trustees), as heretofore and hereafter amended and supplemented, including the Fifty-fourth Supplemental Indenture dated as of June 1, 1999, pursuant to which the First Mortgage Bonds will be issued.

     "Company Mortgage Trustees" means the trustees under the Company Mortgage.

     "Costs of Issuance" means all fees, charges and expenses incurred in connection with the authorization, preparation, sale, issuance and delivery of the Bonds and the First Mortgage Bonds, including, without limitation, financial, legal and accounting fees, expenses and disbursements, rating agency fees, the Issuer's expenses attributable to the issuance of the Bonds, the cost of printing, engraving and reproduction services, the costs of obtaining the Bond Insurance Policy, including the premium and other fees and expenses charged by the Bond Insurer, the initial fees and expenses of the Broker-Dealers and the Auction Agent as provided in the Broker-Dealer Agreement or the Auction Agent Agreement, respectively, and the initial or acceptance fee of the Trustee.

     "Disclosure Documents" means the Official Statement with respect to the Bonds, together with all documents incorporated therein by reference.

     "Event  of Default" means any event of default specified  in
Section 8.1 hereof.

     "Facilities" means, collectively, the Company's air and water pollution control facilities and sewerage and solid waste disposal facilities at the Plant, financed in part with the proceeds of the Prior Bonds.

     "First Mortgage Bonds" shall mean the series of bonds issued and delivered under the Company Mortgage and held by the Trustee pursuant to Section 4.3 hereof.

     "Government Securities" means (a) direct or fully guaranteed obligations of the United States of America (including any such securities issued or held in book-entry form), and (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or, the custodian of such specific interest or principal payments, shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock, surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

      "Indenture" means the Trust Indenture (Series 1999-B) dated as of June 1, 1999 between the Issuer and the Trustee securing the Bonds, and any amendments and supplements thereto.

     "Issue Date" means, for each Bond, the actual date of first authentication and delivery of the Bonds.

     "Issuer"   means  the  Parish  of  St.  Charles,  State   of
Louisiana, a political subdivision under the Constitution and laws of the State of Louisiana.

     "Outstanding" or "outstanding", in connection with Bonds means, as of the time in question, all Bonds authenticated and delivered under the Indenture, except:

     (a) Bonds theretofore cancelled or required to be cancelled under Section 2.11 of the Indenture;

     (b) Bonds which are deemed to have been paid in accordance with Article XV of the Indenture;

     (c) Bonds in lieu of or in exchange or in substitution for which other Bonds have been authenticated and delivered pursuant to Article II of the Indenture;

     (d)  Bonds registered in the name of the Issuer; and

     (e)   On  or  after any Purchase Date for Bonds pursuant  to
Article IV of the Indenture, all Bonds (or portions of Bonds) which are tendered or deemed to have been tendered for purchase on such date, provided that funds sufficient for such purchase are on deposit with the Paying Agent.

     In determining whether the owners of a requisite aggregate principal amount of Bonds outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions of the Indenture, Bonds which are held by or on behalf of the Company or any affiliates thereof (unless all of the outstanding Bonds are then owned by said parties) shall be disregarded for the purpose of any such determination. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee has established to the satisfaction of the Bond Registrar the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or an affiliate thereof.

     "Paying Agent", "paying agent", "Co-Paying Agent" or "co-paying agent" means any national banking association, bank or trust company appointed pursuant to Section 9.1 of the Indenture.
The Trustee is the original Paying Agent.

     "Plant"  means  Unit  3 (Nuclear) of   the  Waterford  Steam
Electric Generating Station owned and operated by the Company and located in geographic limits of the Parish of St. Charles, Louisiana.

     "Prior  Bonds"  has  the meaning set  forth  in  the  second
Whereas clause hereof.

     "Prior  Indenture" has the meaning set forth in  the  second
Whereas clause hereof.

     "Prior  Trustee"  has the meaning set forth  in  the  second
Whereas clause hereof.

     "Purchase Price" for any Bond shall equal 100% of the principal amount of such Bond plus accrued interest, if any, to the Purchase Date, plus in the case of a Bond converted from a Multiannual Rate Period on a date when such Bond is also subject to optional redemption at a premium, an amount equal to the premium that would be payable on such Bond if redeemed on such date.

     "Refunding Agreement" means this Refunding Agreement (Series
1999-B) and any amendments and supplements hereto.

     "Refunding Date" means July 6, 1999, or such later date as may be established by the Company; provided, however, that the Refunding Date shall not be later than ninety (90) days following the date of delivery of the Bonds to the Underwriters.

     "Refunding Fund" has the meaning set forth in the Indenture.

     "Regulations"  means  all final and proposed  United  States
Income Tax Regulations.

     "Release  Date" means the date, if any, on which  the  First
Mortgage Bonds are surrendered by the Trustee pursuant to Section
4.3(g) hereof.

     "Trust Estate" means the property conveyed to the Trustee pursuant to the Granting Clauses of the Indenture.

     "Trustee" means Chase Bank of Texas, National Association, as trustee under the Indenture, and its successors as trustee.

     SECTION  I.2.    Use  of  Words  and  Phrases.   The   words
"herein", "hereby", "hereunder", "hereto", "hereof", "hereinabove", "hereinafter", and other equivalent words and phrases refer to this Refunding Agreement and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section 1.1 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders.

     SECTION I.3. Nontaxability. It is intended by the parties hereto that this Refunding Agreement and all action taken hereunder be consistent with and pursuant to the ordinance of the governing authority of the Issuer relating to the Bonds, and that the interest on the Bonds be excluded from the gross income of the recipients thereof other than a person who is a "substantial user" of the Facilities or a "related person" of a "substantial user" within the meaning of the Code for federal income tax purposes by reason of the provisions of the Code. The Company will not use any of the funds provided by the Issuer hereunder in such a manner as to impair the exclusion of interest on any of the Bonds from the gross income of the recipient thereof for federal income tax purposes nor will it take any action that would impair such exclusion or fail to take any action if such failure would impair such exclusion.


                           ARTICLE II

                        REPRESENTATIONS

     SECTION II.1.  Representations and Warranties of the Issuer.
The Issuer makes the following representations and warranties as the basis for the undertakings on the part of the Company herein contained:

          (a) The Issuer is a political subdivision of the State of Louisiana, created and existing pursuant to the constitution and laws of such State and is authorized and empowered by the provisions of the Act and other constitutional and statutory authority supplemental thereto, to issue the Bonds.

          (b) The Issuer has full power and authority to enter into this Refunding Agreement and the Indenture and to carry out its obligations under this Refunding Agreement and the Indenture and the transactions contemplated hereby and thereby.

          (c) The Issuer has duly authorized the execution and delivery of this Refunding Agreement and the Indenture and the issuance and sale of the Bonds.

          (d) The Bonds are issued under and secured by the Indenture, pursuant to which the interest of the Issuer in this Refunding Agreement and the amounts payable under this Refunding Agreement (other than indemnification and expense reimbursement rights) are assigned to the Trustee as security for the payment of the principal of, premium, if any, Purchase Price and interest on the Bonds.

          (e) Neither the execution and delivery of this Refunding Agreement or the Indenture, nor the assignment of this Refunding Agreement to the Trustee, nor the consummation of the transactions contemplated by this Refunding Agreement or the Indenture, nor the fulfillment of or compliance with the terms and conditions of this Refunding Agreement or the Indenture, results or will result in the violation of any governmental order applicable to the Issuer, or conflicts or will conflict with or results or will result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes or will constitute a default under any of the foregoing.

     SECTION II.2. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties as the basis for the undertakings on the part of the Issuer herein undertaken for the benefit and reliance of the Issuer, the Trustee and the holders of the Bonds:

          (a) The Company is a corporation duly incorporated and in good standing under the laws of the State of Louisiana, is not in violation of any provision of its Restated Articles of Incorporation or its Bylaws, has power to enter into this Refunding Agreement and to perform and observe the agreements and covenants on its part contained herein, including, without limitation, the power to issue the First Mortgage Bonds as contemplated herein and in the Company Mortgage, and has duly authorized the execution and delivery of this Refunding Agreement by proper corporate action.

          (b) Neither the execution and delivery of this Refunding Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Refunding Agreement, including, without limitation, the issuance and delivery of the First Mortgage Bonds, conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company except any interests created therein under the Indenture or under the Company Mortgage.

          (c) This Refunding Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws relating to bankruptcy, moratorium, insolvency or reorganization and similar laws affecting creditors' rights generally.

          (d) Except as shall have been disclosed in the Disclosure Documents, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the assets, properties or operations of the Company which, if determined adversely to the Company or its interests, (1) would materially adversely affect the consummation of the transactions contemplated by this Refunding Agreement, (2) would adversely affect the validity of this Refunding Agreement or (3) could have a material adverse effect upon the financial condition, assets, properties or operations of the Company.

          (e) No event has occurred and no condition exists with respect to the Company that would constitute an Event of Default under this Refunding Agreement or which, with the lapse of time or with the giving of notice or both, could reasonably be expected to become an "Event of Default" hereunder.

          (f) The Securities and Exchange Commission has approved all matters relating to the Company's participation in the transactions contemplated by this Refunding Agreement which require said approval, and no other consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's participation therein, except such as may have been obtained or may be required under the securities laws of any state.


                          ARTICLE III

               THE BONDS AND THE PROCEEDS THEREOF

     SECTION III.1. Agreement to Issue Bonds. The Issuer has authorized the issuance and sale of the Bonds in the principal amount of $60,000,000. Upon issuance and delivery thereof, the proceeds of the Bonds shall be deposited with the Trustee in the Refunding Fund in accordance with the Indenture.

     SECTION III.2. Investment of Funds; Non-Arbitrage Covenant. Any moneys held as part of the Bond Fund shall be invested, reinvested or applied by the Trustee in accordance with and subject to the conditions of Article VII of the Indenture. The Company and the Issuer shall make no use of the proceeds of the Bonds, or any funds which may be deemed to be proceeds of the Bonds pursuant to Section 148 of the Code and the applicable regulations thereunder, which would cause the Bonds to be "arbitrage bonds" within the meaning of such Section and such regulations, and the Company shall comply with and the Issuer shall take no action to violate the requirements of such Section and such regulations while any Bonds remain outstanding.

     SECTION III.3. Agreement to Redeem Prior Bonds. The Company agrees to pay to the Prior Trustee, in funds available to the Prior Trustee on or prior to the Refunding Date, for deposit into the bond fund created under the Prior Indenture securing the Prior Bonds and in accordance with the terms of the Prior Indenture, any amount necessary to pay $60,000,000 principal amount of the Prior Bonds, together with the premium, if any, and accrued interest due thereon on the Refunding Date, to the extent that the amount delivered by the Issuer pursuant to Section 3.1 hereof is insufficient for such purpose.


                           ARTICLE IV

              DEPOSIT OF BOND PROCEEDS; PAYMENTS;
                      FIRST MORTGAGE BONDS

     SECTION IV.1. Deposit of Bond Proceeds. Concurrently with the delivery of the Bonds, the Issuer will, upon the terms and subject to the conditions of this Refunding Agreement, deposit all of the proceeds thereof with the Trustee for deposit into the Refunding Fund in accordance with the Indenture for application as provided in Article V hereof and Section 5.2 of the Indenture to refund on the Refunding Date a like principal amount of the Prior Bonds. The Company shall pay out of its own money and not out of proceeds of the Bonds all reasonable Costs of Issuance with respect to the Bonds.

     SECTION IV.2. Payments. (a) The Company shall pay to the Trustee or the Paying Agent for the account of the Issuer on each date on which the principal of, premium, if any, Purchase Price or interest on the Bonds comes due, whether at the maturity thereof or upon acceleration, redemption, purchase or otherwise in accordance with the provisions of the Indenture, an amount equal to the sum of (i) all interest due and payable on the Bonds on such date, (ii) the principal amount of Bonds, if any, due and payable on such date, (iii) amounts, if any, required to effect the redemption of Bonds upon unconditional call thereof on such date pursuant to the Indenture, together with accrued interest and any applicable redemption premium, (iv) amounts necessary to pay the Purchase Price of the Bonds which is due and payable on such date, and (v) all amounts due on such date to the Trustee or the Issuer under this Refunding Agreement, the Indenture or any other agreements entered into in connection with the issuance of the Bonds and any other Administration Expenses. The Company directs the Trustee and the Paying Agent to apply such amounts to the purpose for which they are paid. The payments required under this Section 4.2(a)(i), (ii), (iii) and (iv) shall be paid by check, draft, wire transfer or other means acceptable to the Trustee directly to the Trustee or the Paying Agent in funds immediately available to the Trustee or the Paying Agent on the payment date, and shall be immediately deposited in accordance with the provisions of the Indenture. In any event, the Company agrees to make payments to the Trustee or the Paying Agent at such times and in such amounts and manner so as to enable the Trustee or the Paying Agent to make payment of the principal of, redemption premium, if any, Purchase Price and accrued interest on the Bonds as the same shall become due and payable whether by acceleration, redemption or otherwise in accordance with the terms of the Indenture; provided, however, that the obligation of the Company to make any payments hereunder shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Issuer thereunder in respect of the principal of or interest on the
Bonds or by the amount derived from remarketing proceeds available to pay the Purchase Price of the Bonds in accordance with the provisions of Section 4.3(b) of the Indenture.

     (b) If the Company should fail to make any of the payments required in subsection (a) above, the item or installment which the Company has failed to make shall continue as an obligation of the Company until the same shall have been fully paid.

     (c) Anything herein, in the Indenture or in the Bonds to the contrary notwithstanding, the obligations of the Issuer and the Company hereunder shall be subject to the limitation that payments constituting interest under this Section or the Bonds shall not be required to the extent that the receipt of such payment by any owner of any Bonds would be contrary to the provisions of law applicable to such owner which limit the maximum rate of interest that may be charged or collected by such owner.

     (d) In addition to the options and obligations of the Company under Article IX hereof, the Company shall have the option to make from time to time prepayments of part or all of the amounts due hereunder. The making of any prepayments by the Company shall not require the Company to make any further prepayments. The Issuer shall direct the Trustee to apply such prepayments in such manner, consistent with the provisions of the Indenture, as may be directed by the Company.

     In the event that (i) such partial prepayments shall be applied by the Trustee pursuant to the Indenture to the purchase, defeasance or redemption of the Bonds or (ii) the Bonds are presented by the Company or the Issuer to the Trustee for cancellation pursuant to the Indenture, the Company shall be entitled to a credit for the Bonds so purchased, defeased, redeemed or cancelled against payments required to be made under the provisions of this Article.

     SECTION IV.3. Issuance, Delivery and Surrender of First Mortgage Bonds. (a) The obligation of the Company set forth in
Section 4.2 hereof to make the payments required therein may be evidenced, in whole or in part, prior to the Release Date, by the First Mortgage Bonds. The Company shall issue and deliver to the Issuer First Mortgage Bonds as provided in subsection (b) of this
Section 4.3.

     (b) Concurrently with the issuance and delivery by the Issuer of the Bonds, and, prior to the Release Date, in order to evidence the obligation of the Company under clauses (i) and (ii) of the first sentence of Section 4.2(a) hereof to make payments pursuant thereto, the excess of the principal amount of the First Mortgage Bonds to be applied to the payment of accrued interest on the Bonds, the Company shall issue and deliver to the Issuer a series of First Mortgage Bonds (i) maturing on the stated maturity date of the Bonds, (ii) in a principal amount equal to 112% of the principal amount of the Bonds, (iii) containing redemption provisions correlative to any provisions of the Indenture relating to the Bonds requiring mandatory redemption thereof, (iv) requiring payments to be made to the Trustee for the account of the Issuer, and (v) bearing no interest.

     (c) The obligation of the Company to make any payment of the principal of or premium, if any, or interest on the First Mortgage Bonds, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Issuer thereunder in respect of the principal of or premium, if any, or interest on the Bonds, all in accordance with the provisions of the Company Mortgage.

     (d) The Issuer shall not sell, assign or transfer the First Mortgage Bonds, except to the extent provided in Section 4.4 hereof. In view of the pledge and assignment referred to in said
Section 4.4, the Issuer agrees that (i) in satisfaction of the obligations of the Company set forth in paragraph (b) of this
Section 4.3 with respect to the Bonds, the First Mortgage Bonds shall be issued and delivered to, registered in the name of, and held by the Trustee for the benefit of the owners and holders from time to time of the Bonds; (ii) the Indenture shall provide that the Trustee shall not sell, assign or transfer the First Mortgage Bonds except to a successor trustee under the Indenture, and shall surrender First Mortgage Bonds to the Company Mortgage Trustees in accordance with the provisions of subsections (e) and
(g) of this Section 4.3; and (iii) the Company may take such actions as it shall deem to be desirable to effect compliance with such restrictions on transfer, including the placing of an appropriate legend on each First Mortgage Bond and the issuance of stop-transfer instructions to the Company Mortgage Trustees or any other transfer agent under the Company Mortgage. Any action taken by the Trustee in accordance with the provisions of Section
9.13 of the Indenture shall be binding upon the Company.

     (e) At the time any Bonds cease to be outstanding (other than by reason of the payment or redemption of First Mortgage Bonds and other than by reason of the applicability of clause (c) in the definition of "Outstanding" herein), the Issuer shall cause the Trustee to surrender for cancellation to the Company Mortgage Trustees First Mortgage Bonds in an aggregate principal amount equal to 112% of the aggregate principal amount of the Bonds which so cease to be outstanding.

     (f) For the purpose of determining whether or not any payment of the principal of or premium, if any, or interest on the First Mortgage Bonds shall have been made in full, any moneys paid by the Company in respect of the First Mortgage Bonds which shall have been withdrawn by the Trustee from the Bond Fund pursuant to Section 6.1 of the Indenture shall be deemed to have been paid by the Company to the Trustee pursuant to Section 4.5 hereof and not to have been paid by the Company in respect of the First Mortgage Bonds.

     (g) The Issuer shall cause the Trustee to surrender for cancellation to the Company Mortgage Trustees all First Mortgage
Bonds delivered to and then held by the Trustee upon receipt by the Trustee of:

          (i)   a written request signed in the name of  the
     Company   by   an   Authorized  Company  Representative
     requesting such surrender for cancellation of such First Mortgage Bonds; and

          (ii) (A) a written consent to such request signed by the Bond Insurer, or

               (B)    an  officer's  certificate  signed  by   an
     Authorized Company Representative to the effect that:

                    (I)   no  first mortgage bonds  are
          outstanding under the Company Mortgage  other
          than  (a)  the First Mortgage Bonds delivered
          to  and held by the Trustee pursuant to  this
          Refunding  Agreement and the  Indenture,  (b)
          first  mortgage bonds held by  Persons  other
          than   the  Trustee  under  provisions  which
          provide for the surrender for cancellation of
          such   first  mortgage  bonds  in  a   manner
          corresponding  in  all material  respects  to
          this  Section  4.3(g), and  (c)  $109,290,000
          principal  amount  of First  Mortgage  Bonds,
          Collateral Series 1994-A, due July  2,  2017,
          $54,630,000   principal   amount   of   First
          Mortgage Bonds, Collateral Series 1994-B, due
          July   2,  2017,  and  $29,290,000  principal
          amount  of  First Mortgage Bonds,  Collateral
          Series    1994-C,   due    July    2,    2017
          (collectively,    the   "Collateral    Series
          Bonds"); and

                    (II) concurrently with the delivery
          of   the  request  to  the  Trustee  for  the
          surrender  for  cancellation  of  the   First
          Mortgage Bonds held by it, the Company is requesting the surrender for cancellation of all first mortgage bonds held as described in clause (I)(b) of such certificate.

     SECTION IV.4. Payments Assigned; Obligation Absolute. It is understood and agreed that all payments under Section 4.2(a)(i), (ii), (iii) and (iv) to be made by the Company are pledged by the Issuer to the Trustee pursuant to the Indenture, and that all rights and interest of the Issuer hereunder (except for the Issuer's rights under Sections 4.5, 4.6, 4.7 and 8.5 hereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications hereunder), including the right to receive the First Mortgage Bonds and the First Mortgage Bonds, are pledged and assigned to the Trustee. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make payments under Section 4.2(a)(i), (ii), (iii) and (iv) shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment or to any right of set-off, counterclaim or recoupment arising out of any breach under this Refunding Agreement, the Indenture or otherwise by the Issuer or the Trustee or any other party, or out of any obligation or liability at any time owing to the Company by the Issuer, the Trustee or any other party, and, further, that the payments under
Section 4.2(a)(i), (ii), (iii) and (iv) and the other payments due hereunder shall continue to be payable at the times and in the amounts specified herein, whether or not the Facilities, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Facilities shall be used or useful, and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Facilities, or for any other reason.

     SECTION IV.5. Payment of Administration Expenses. The Company shall pay or cause to be paid all Administration Expenses, including those of the Issuer, the Trustee, any Paying Agent, any Co-Paying Agent, any Authenticating Agent, the
Remarketing Agent, the Market Agent, the Auction Agent, the Broker-Dealers and the Bond Registrar under the Indenture, such payments to be made directly to such entities.

     SECTION IV.6. Indemnification. The Company releases the Issuer, the Trustee, the Market Agent, the Auction Agent and the Remarketing Agent from, agrees that the Issuer, the Trustee, the Market Agent, the Auction Agent and the Remarketing Agent shall not be liable for, and agrees to indemnify and hold the Issuer, the Trustee, the Market Agent, the Auction Agent and the Remarketing Agent free and harmless from, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Facilities, including, without limitation, the financing or refinancing of the Facilities and the Prior Bonds or Bonds issued with respect thereto, except in any case as a result of the negligence, willful misconduct or bad faith of the party to be indemnified.

     The Company will indemnify and hold the Issuer, the Trustee, the Market Agent, the Auction Agent and the Remarketing Agent free and harmless from any loss, claim, damage, tax, penalty, liability (including but not limited to liability for any patent infringement), disbursement, litigation expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Refunding Agreement, the issuance or sale of the Prior Bonds or the Bonds, actions taken under the Indenture, or any other cause whatsoever pertaining to the Facilities, including without limitation, recovery costs arising from the presence of hazardous substances, except in any case as a result of the negligence, willful misconduct or bad faith of the Trustee, the Market Agent, the Auction Agent or the Remarketing Agent, or as a result of the gross negligence, willful misconduct or bad faith of the Issuer.

     Under this Section, the Company shall also be deemed to release, indemnify and agree to hold harmless each employee, official or officer of the Issuer, the Trustee, the Market Agent, the Auction Agent and the Remarketing Agent to the same extent as such entities.

     SECTION IV.7. Payment of Taxes. The Company agrees that it will pay, as the same become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against the Company or the Issuer with respect to the Facilities or any portion thereof or with respect to the Prior Bonds, including, without limiting the generality of the foregoing, any taxes lawfully levied against the Company  or  the
Issuer  upon  or  with respect to the income or  profits  of  the
Issuer from the Facilities or any charge on the payments made pursuant to Section 4.2(a)(i), (ii), (iii) or (iv) hereof prior to or on a parity with the charge under the Indenture thereon and the pledge or assignment thereof to be created and made in the Indenture, and including all ad valorem taxes lawfully assessed upon the Facilities, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the
Facilities, all assessments and charges lawfully made by any governmental body against the Company or the Issuer for or on account of the Facilities and in addition any excise tax levied against the Company or the Issuer on the payments made pursuant to Section 4.2(a)(i), (ii), (iii) and (iv) hereof; provided, however, that nothing herein shall require the payment of any such tax or charge or the making of provision for the payment thereof, so long as the validity thereof shall be contested in good faith by the Company by appropriate legal proceedings; further provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term of this Refunding Agreement.

     SECTION IV.8. Early Deposit of Payments. If an early deposit of payments is required pursuant to Section 3.5 of the Indenture, the Company agrees to make the corresponding payment under Section 4.2 hereof at such time as to permit compliance with such Section 3.5.


                           ARTICLE V

                    REFUNDING OF PRIOR BONDS

     SECTION V.1. Refunding Fund - Disbursement of Bond Proceeds. The Trustee, as authorized by the Issuer in the Indenture, shall transfer out of the Refunding Fund the proceeds of the Bonds on the date of issuance thereof to the Prior Trustee for disbursement and investment in accordance with the Prior Indenture in order to redeem, together with moneys of the Company deposited therein if necessary, $60,000,000 of the Prior Bonds to be redeemed on the Refunding Date.

     SECTION V.2. Compliance with Prior Indenture. The Issuer shall, at the request of the Company, take all steps as may be necessary under the Prior Indenture to effect the redemption of $60,000,000 of the Prior Bonds on the Refunding Date as provided in the Prior Indenture and as contemplated herein.


                           ARTICLE VI

                SPECIAL COVENANTS AND AGREEMENTS

     SECTION VI.1. Maintenance of Corporate Existence. The Company shall maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge with or into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, however, that the Company may, without violating the agreements contained in this Section consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America or the District of Columbia or under the laws of the United States of America) or permit one or more such domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve; provided that (i) both immediately prior to such consolidation, merger, sale or transfer and after giving effect thereto, no Event of Default (or event which, with the giving of notice or the passage of time, or both, would become an Event of Default) shall have occurred and be continuing, and (ii) in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, such surviving, resulting or transferee corporation assumes in writing all of the obligations of the Company herein and under the First Mortgage Bonds.

     If consolidation, merger or sale or other transfer is made as permitted by this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section.

     SECTION VI.2. Limited Obligation Bonds. The Bonds shall be limited obligations of the Issuer and shall be payable solely out of the revenues of the Issuer from this Refunding Agreement as provided in the Indenture (including all sums deposited in the Bond Fund from time to time pursuant to this Refunding Agreement and the Indenture, and in certain events, amounts obtained through the exercise of certain remedies provided in the Indenture). The Bonds shall never be general obligations of the Issuer nor constitute an indebtedness or pledge of the general credit of the Issuer within the meaning of any constitutional or statutory provision or limitation of indebtedness, and shall never be paid in whole or in part out of any funds raised or to be raised by taxation or any other funds of the Issuer.

     SECTION VI.3. Arbitrage and Tax Compliance. The Issuer and the Company hereby covenant with each other, the Trustee and each of the holders of any Bonds that neither of them will cause or permit the proceeds of the Bonds to be used in a manner that will cause the interest on the Bonds to be includable in gross income of the recipients thereof other than a person who is a
"substantial user" of the Facilities or a "related person" to such "substantial user" within the meaning of the Code for federal income tax purposes. In addition, the Company covenants that to the extent permitted by law, it shall take all actions within its control necessary to maintain, and shall refrain from taking any action that impairs, the exclusion of the interest on the Bonds from gross income for federal income tax purposes under federal tax law (other than a person who is a "subsantial user" of the Facilities or a "related person" to such "substantial user" within the meaning of the Code) existing on the date of delivery of the Bonds. In furtherance of the foregoing, the Company also agrees on behalf of the Issuer to comply with all rebate requirements and procedures as may become applicable to the Bonds under the Code.

     Without limiting the generality of the foregoing, the Company further covenants and agrees, as follows:

          (a) The Facilities are located within the jurisdiction of the Issuer.

          (b) Substantially all of the net proceeds of the sale of the Prior Bonds have been used to undertake the acquisition of air or water pollution control facilities or sewerage or solid waste disposal facilities within the meaning of Section 103(b)(4) of the Internal Revenue Code of 1954, as amended. All of the proceeds of the Prior Bonds have been expended.

          (c) The weighted average maturity of the Bonds does not exceed 120% of the reasonably expected economic life of the Facilities financed with the proceeds of the Prior
     Bonds.

          (d) The principal amount of the Bonds shall not exceed the outstanding principal amount of the Prior Bonds being refunded from the proceeds of the Bonds.

          (e) The Bonds are not and will not be "federally guaranteed" (as defined in Section 149(b) of the Code).

          (f) None of the proceeds of the Bonds will be used, and none of the proceeds of the Prior Bonds were used, to provide any airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

          (g) The information furnished by the Company and used by the Issuer in preparing the certification pursuant to its No-Arbitrage Certificate dated the Issue Date is accurate and complete as of the date of the issuance of the Bonds.

          (h) None of the proceeds of the Bonds will be used to finance Costs of Issuance of the Bonds.

          (i) The Company will take no action that would cause any funds constituting gross proceeds of the Bonds to be used in a manner as to constitute a prohibited payment under the applicable regulations pertaining to, or in any other fashion as would constitute failure of compliance with,
     Section 148 of the Code.

     SECTION VI.4. Maintenance of Facilities. The Company covenants that while any of the Bonds are outstanding it will, at its own expense, maintain the Facilities in good repair and make all required replacements and renewals thereof. However, the Company shall have no obligation to replace or renew any portion of the Facilities, if in the Company's opinion, it is unnecessary or undesirable to do so.

     The Company agrees that the Facilities will be insured against loss or damage of such kinds and in such amounts, including without limitation, fire and extended coverage risks (including property insurance) in such amounts and covering such risks as are customarily insured against by companies operating similar properties. Any provisions of this Refunding Agreement to the contrary notwithstanding, the Company shall be entitled to the proceeds of any insurance or condemnation award or portion thereof with respect to the Facilities and such proceeds shall be paid directly to the Company.

     SECTION VI.5. Permits. The Company shall, at its sole cost and expense, procure or cause to be procured any and all necessary building permits, other permits, licenses and other authorizations required for the lawful and proper use, occupation, operation and management of the Facilities and which, if not obtained, would materially adversely affect or impair the obligations of the Company under this Refunding Agreement or the ability of the Company to discharge such obligations.

     SECTION VI.6. Compliance with Law. The Company shall, throughout the term of this Refunding Agreement and at no expense to the Issuer, promptly comply or cause compliance with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities that are applicable to the Facilities or to the repair and alteration thereof, or to the use or manner of use of the Facilities and which, if there is non-compliance, would materially adversely affect or impair the obligations of the Company under this Refunding Agreement or the ability of the Company to discharge such obligations. Notwithstanding the foregoing, the Company shall have the right to contest the legality of any such law, ordinance, order, rule, regulation or requirement as applied to the Facilities provided that in the opinion of counsel to the Company such contest shall not in any way materially adversely affect or impair the obligations of the Company under this Refunding Agreement or the ability of the Company to discharge such obligations.

     SECTION VI.7. No Warranty. The Issuer makes no warranty, either express or implied, as to the Facilities, including, without limitation, title to the Facilities or the actual or designed capacity of the Facilities, as to the suitability or operation of the Facilities for the purposes specified in this Refunding Agreement, as to the condition of the Facilities or as to the suitability thereof for the Company's purposes or needs or as to compliance of the Facilities with applicable laws and regulations or the ability of the Company to discharge the Bonds. The Company covenants with the Issuer that it will make no claim against the Issuer for any deficiency which may at any time exist in the Facilities, nor will it assert against the Issuer any other claim for breach of warranty with respect to the Facilities. The obligations of the Company under this Section shall survive any assignment or termination of this Refunding Agreement.

     SECTION VI.8. Limitation on Secured Debt. (a) On and after the Release Date and so long as any Bonds shall remain Outstanding, the Company shall not create, issue, incur or assume any Secured Debt other than Permitted Secured Debt without the consent of the Bond Insurer, or the owners of a majority in principal amount of the Outstanding Bonds if the Bond Insurer is in default of its obligations to make payments under the Bond Insurance Policy as provided in Section 10.16 hereof.

     (b) The provisions of clause (a) above shall not prohibit the creation, issuance, incurrence or assumption of any Secured
Debt if either

          (i) the Company shall make effective provision whereby all Bonds then Outstanding shall be secured equally and ratably with such Secured Debt; or

          (ii) the Company shall deliver to the Trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Secured Debt (hereinafter called "Secured Obligations") (A) in an aggregate principal amount equal to the aggregate principal amount of the Bonds then Outstanding, (B) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at the Maturity Date, there shall mature (or be redeemed) Secured Obligations equal in principal amount to the Bonds and (C) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (B) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Bonds or for the redemption thereof at the option of the Owner, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Bonds following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (x) may, but need not, bear interest, (y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (z) shall be held by the Trustee for the benefit of the Owners of all Bonds from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental to the Indenture specifically providing for the delivery to the Trustee of such Secured Obligations.

     (c) If the Company shall elect either of the alternatives described in clause (b) above, the Company shall deliver to the Trustee and to the Bond Insurer:

          (i) an indenture supplemental to the Indenture (A) together with appropriate inter-creditor arrangements, whereby all Bonds then Outstanding shall be secured by the Lien referred to in clause (b) above equally and ratably with all other indebtedness secured by such Lien or (B) providing for the delivery to the Trustee of Secured Obligations;

          (ii) an officer's certificate signed by an Authorized Company Representative (A) stating that, to the knowledge of the signer, (1) no Event of Default has occurred and is continuing and (2) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of the indebtedness outstanding thereunder and (B) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien;

          (iii)   an  opinion of counsel (A) if  the  Bonds  then
     Outstanding are to be secured by such Lien, to the effect that all such Bonds then Outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding under such Lien or (B) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding under such Lien.

     (d) For all purposes of this Refunding Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          "Consolidated Tangible Net Worth" means (i) common stock equity minus (ii) the aggregate amount of all intangible assets (other than intangible assets the cost of which is expected by the Company to be recovered through revenues from the sale of electrical capacity and/or energy or the provision of related services), all as determined in accordance with generally accepted accounting principles as applied to entities conducting the same businesses as the Company.

          "Debt", with respect to any Person, means (i) indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which such Person is obligated to repay such borrowed money and (ii) any guarantee by such Person of any such indebtedness of another Person. "Debt" does not include, among other things, (x) indebtedness of such Person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (y) obligations of such Person under any lease agreement (including any lease intended as security), whether or not such obligations are required to be capitalized on the balance sheet of such Person under generally accepted accounting principles, or (z) liabilities secured by any Lien on any property owned by such Person if and to the extent that such Person has not assumed or otherwise become liable for the payment thereof.

          "Excepted Property" means:

          (i) all cash on hand or in banks or other financial institutions, deposit accounts, shares of stock, interests in general or limited partnerships, bonds, notes, other evidences of indebtedness and other securities, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;

          (ii) all contracts, leases, operating agreements and other agreements of whatsoever kind and nature; all contract rights, bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, in which case they are separately excepted under clause (i) above); all revenues, income and earnings, all accounts, accounts receivable and unbilled revenues, and all rents, tolls, issues, products and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

	 (iii) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

          (iv) all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of any property of the Company; all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of any property of the Company, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus,  which,  in  any case,  are  used  primarily  for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures of the Company for (A) the generation, transmission or distribution of electric energy, (B) the transmission, storage or distribution of gas or (C) the appropriation, storage, transmission or distribution of water;

          (v) all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;

          (vi) all real property, leaseholds, gas rights, wells, gathering, tap or other pipe lines, or facilities, equipment or apparatus, in any case used or to be used primarily for the production or gathering of natural gas; and

          (vii) all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security.

          "Lien" means any mortgage, deed of trust, pledge, lien, security interest, conditional sale or other title retention agreement or any lease in the nature thereof.

          "Permitted Secured Debt" means, as of any particular time, any of the following:

          (i) Secured Debt secured by Purchase Money Liens or any other Liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by the Company, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Purchase Money Lien or other Lien shall extend to or cover any property of the Company other than (A) the property so acquired and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof and (B) with respect to Purchase Money Liens, other property subsequently acquired by the Company;

          (ii) Secured Debt relating to governmental obligations the interest on which is not included in gross income for purposes of federal income taxation pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by the Company, to the extent that the Lien which secures such Secured Debt is required either by applicable law or by the issuer of such governmental obligations or is otherwise necessary in order to establish or maintain such exclusion from gross income; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

          (iii) Secured Debt (A) which is related to the construction or acquisition of property not previously owned by the Company or (B) which is related to the financing of a project involving the development or expansion of property of the Company and (C) in either case, the obligee in respect of which has no recourse to the Company or any property of the Company other than the property constructed or acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (or the proceeds of such property or such project); and any refundings, refinancings and/or replacements of any such Secured Debt by or with Secured Debt described in clause (C) above;

          (iv) Secured Debt permitted under clause (b) above; and

          (v) in addition to the Permitted Secured Debt described in clauses (i) through (iv) above, Secured Debt not otherwise permitted in Section 6.8 in an aggregate principal amount not exceeding the greater of (i) 10% of the Consolidated Tangible Net Worth of the Company, as shown on the latest annual or quarterly consolidated balance sheet of the Company, dated prior to the date of the creation, issuance, incurrence or assumption of such Secured Debt and
     (ii)  the  outstanding principal amount  of  the  Collateral
     Series Bonds.

          "Purchase Money Lien" means, with respect to any property being acquired by the Company, a Lien on such property which

          (i) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

          (ii)  is granted to one or more Persons other than  the
     transferor  which,  by  making  advances  or  incurring   an
     obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

          (iii) is held by a trustee or agent for the benefit of one or more Persons described in clause (i) or
     (ii) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

          (iv) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

     and, without limiting the generality of the foregoing, for purposes of this Indenture, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (A) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (B) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (C) shall have been granted prior to the acquisition of such property, shall attach to or otherwise cover property other than the property being acquired and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition.

          "Secured Debt", with respect to any Person, means Debt created, issued, incurred or assumed by such Person which is secured by a Lien upon any property (other than Excepted Property) of the Company, real, personal or mixed, of whatever kind or nature and wherever located, whether owned at the date of the initial authentication and delivery of the Bonds hereunder, or thereafter acquired.


                          ARTICLE VII

                ASSIGNMENT, LEASING AND SELLING

     SECTION VII.1. By the Company. The Company's interest in this Refunding Agreement may be assigned in whole or in part, and the Facilities may be leased or sold as a whole or in part (whether a specific element or unit or an undivided interest), by the Company, subject, however, to the condition that no assignment, lease or sale (other than as described in Section 6.1 hereof) shall relieve the Company from primary liability for its obligations (including its obligations under the First Mortgage Bonds) under Section 4.2 and 4.3 hereof to pay the payments required thereunder, or for any other of its obligations hereunder, other than those obligations relating to the operation, maintenance and insurance of the Facilities, which obligations (to the extent of the interest assigned, leased or sold and to the extent assumed by the assignee, lessee or purchaser) shall be deemed to be satisfied and discharged. Further, upon any such lease or sale the Company shall comply with the requirements of the Code and the regulations promulgated thereunder (including, without limitation, the taking of remedial action with respect to the Bonds) as the same may then be applicable.

     The  Company  shall,  within fifteen  (15)  days  after  the delivery  thereof, furnish to the Issuer and the Trustee  a  true
and   complete   copy  of  the  agreements  or  other   documents
effectuating any such assignment, lease or sale.

     SECTION VII.2. Limitation. This Refunding Agreement shall not be assigned nor shall the Facilities be leased or sold, in whole or in part, except as provided in this Article VII, Sections 4.4 or 6.1 hereof.


                          ARTICLE VIII

                 EVENTS OF DEFAULT AND REMEDIES

     SECTION  VIII.1.      Events  of  Default.   Each   of   the
following events shall constitute and is referred to in this Refunding Agreement as an "Event of Default":

          (a) prior to the Release Date, a "Default" as such term is defined in Section 65 of the Company Mortgage;

          (b) a failure by the Company to make when due any payment required to be made pursuant to Section 4.2 hereof, which failure shall have resulted in an "Event of Default" under clause (a), (b) or (e) of Section 10.1 of the Indenture;

          (c) a failure by the Company to pay when due any other amount required to be paid under this Refunding Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed, which failure shall continue for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Issuer and the Trustee shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued;

          (d) on and after the Release Date, the expiration of a period of ninety (90) days following:

               (i) the adjudication of the Company as a bankrupt by any court of competent jurisdiction;

               (ii) the entry of an order approving a petition seeking reorganization or arrangement of the Company under the federal bankruptcy laws or any other applicable law or statute of the United States of America, or of any state thereof; or

               (iii) the appointment of a trustee or a receiver of all or substantially all of the property of the Company, unless during such period such adjudication, order or appointment of a trustee or receiver shall be vacated or shall be stayed on appeal or otherwise or shall have otherwise ceased to continue in effect; or

          (e) on and after the Release Date, the filing by the Company of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors; the consenting by the Company to the appointment of a receiver or trustee of all or any part of its property; the filing by the Company of a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, or any other applicable law or statute of the United States of America, or of any state thereof; or the filing by the Company of a petition to take advantage of any insolvency act.

     SECTION  VIII.2.      Force  Majeure.   The  provisions   of
Section 8.1 hereof are subject to the following limitations: If by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or other acts of any kind of the government of the United States or of the State of Louisiana, or any other sovereign entity or body politic, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornados; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage of, or accident to, machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its payment obligations under Section 4.2(i), (ii), (iii) or (iv) hereof and its obligations under Sections 4.7, 6.1, 7.1 and 9.1 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

     SECTION VIII.3. Remedies on Default. (a) Upon the occurrence and continuance of any Event of Default described in clause (a) of Section 8.1 hereof, the Trustee, as the holder of the First Mortgage Bonds, shall, subject to the provisions of the Indenture, have the rights provided in the Company Mortgage.

     (b) Upon the occurrence and continuance of any Event of Default described in Section 8.1 hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have become immediately due and payable pursuant to any provision of the Indenture, the payments required to be paid pursuant to Section 4.2 hereof shall, without further action, become and be immediately due and payable.

     (c) Upon the occurrence and continuance of any Event of Default, the Issuer, with the prior consent of the Trustee, or the Trustee, may take any action at law or in equity to collect the payments then due and thereafter to become due hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Refunding Agreement.

     (d) Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

     (e) In case any proceeding taken by the Issuer or the Trustee on account of any Event of Default shall have been dis continued or abandoned for any reason, or shall have been determined adversely to the Issuer or the Trustee, then and in every such case, the Issuer and the Trustee shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Issuer and the Trustee shall continue as though no such proceeding had been taken.

     SECTION VIII.4. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer by this Refunding
Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Refunding Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any event of default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required, or as may be required by applicable law.

     SECTION VIII.5. Payment of Attorneys' Fees and Other Expenses. If the Company shall be in default under any of the provisions of this Refunding Agreement, and the Issuer or the Trustee shall employ attorneys or incur other expenses for the collection of sums due and payable under this Refunding Agreement or on the First Mortgage Bonds, or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Refunding Agreement, the Company agrees that it will on demand therefor reimburse the reasonable fees of such attorneys and such other reasonable expenses so incurred.

     SECTION VIII.6. Waiver of Breach. In the event that any agreement contained herein shall be breached by either the Company or the Issuer and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the
Issuer's rights in and under this Refunding Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee. Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences, and any waiver of any "Default" under the Company Mortgage and a recission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof.


                           ARTICLE IX

         OPTIONS AND OBLIGATIONS TO ACCELERATE PAYMENT

     SECTION IX.1. Redemption of Bonds. The Issuer shall take the actions required by the Indenture to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then outstanding, upon receipt by the Issuer and the Trustee from the Company of a notice designating the principal amounts of the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and, in the case of redemption of Bonds, or provision therefor, specifying the date of redemption, whether such notice shall be unconditional, and the applicable redemption provision of the Indenture. Unless otherwise stated therein or otherwise required by the Indenture, such notice shall be revocable by the Company at any time prior to the time at which the Trustee shall have given notice to the holders of the Bonds to be redeemed. The Company shall furnish, as a prepayment of the sums due hereunder, any moneys or Government Securities required by the Indenture to be deposited with the Trustee or otherwise paid by the Issuer in connection with a defeasance of Bonds pursuant to Article XV of the Indenture or in connection with an unconditional call for redemption of Bonds.

     SECTION 9.2. Purchase of Bonds. The Company may at any time, and from time to time, furnish moneys to the Trustee accompanied by a notice directing the Trustee to apply such moneys to the purchase in the open market of Bonds in the principal amounts specified in such notice, and any Bonds so purchased shall thereupon be canceled by the Trustee.


                           ARTICLE X

                         MISCELLANEOUS

     SECTION X.1. Term of the Agreement. This Refunding Agreement shall be in full force and effect from the Issue Date until the right, title and interest of the Trustee in and to the Trust Estate (as defined in the Indenture) shall have ceased, terminated and become void in accordance with Article XV of the Indenture and until all payments required under this Refunding Agreement shall have been made.

     SECTION X.2. Notices. Except as otherwise provided in this Refunding Agreement, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when given in accordance with the provisions of Section
16.6 of the Indenture.

     SECTION X.3. Successors. This Refunding Agreement shall inure to the benefit of the Issuer, the governing authority of the Issuer, its members, officers or employees, the Company, the Trustee and the holders from time to time of the Bonds, and shall be binding upon the Issuer, the Company and their respective successors and assigns.

     SECTION X.4. Amendments to Refunding Agreement. This Refunding Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the provisions of the Indenture, and no amendment to this Refunding Agreement shall be binding upon either party hereto until such amendment is reduced to writing and executed by both parties hereto.

     SECTION X.5. Counterparts. This Refunding Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement.

     SECTION X.6. Severability. If any clause, provision or section of this Refunding Agreement shall be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Refunding Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Refunding Agreement shall be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Issuer or the Company, as the case may be, to the full extent permitted by law.

     SECTION  X.7.    Applicable Law.  The laws of the  State  of
Louisiana   shall  govern  the  construction  of  this  Refunding
Agreement.

     SECTION X.8. Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall not be a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day, with the same force and effect as if done on the nominal date provided in this Refunding Agreement, and no interest on the amount so payable shall accrue for the period after such nominal date.

     SECTION X.9. Amounts Remaining in Bond Fund. Any amounts remaining in the Bond Fund upon expiration or earlier termination of this Refunding Agreement as herein provided, after payment in full of the Bonds (or provision therefor) in accordance with the Indenture, all other costs and expenses to be paid by the Company hereunder, all Administration Expenses, and all amounts owing the Issuer and the Trustee under this Refunding Agreement and the Indenture, shall belong to and be paid to the Company, as an overpayment of the payments.

     SECTION X.10. Company Approval of Indenture. The Indenture has been submitted to the Company for examination, and the Company, by execution of this Refunding Agreement, acknowledges and agrees that it has participated in the drafting of the Indenture and agrees that it has approved the Indenture and agrees that it is bound by and shall have the rights set forth by the terms and conditions thereof and covenants and agrees to perform all obligations required of the Company pursuant to the terms of the Indenture.

     SECTION X.11. Binding Effect. This Refunding Agreement shall be binding upon the parties hereto and upon their respective successors and assigns, and the words "Issuer" and "Company" shall include the parties hereto and their respective successors and assigns and include any gender, singular and plural, and individuals, partnerships or corporations.

     SECTION  X.12.   Captions  and Headings.   The  captions  or
headings in this Refunding Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Refunding Agreement.

     SECTION X.13. No Personal Liability. No covenant or agreement contained in this Refunding Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the Issuer in his individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

     SECTION X.14. Parties in Interest. This Refunding Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company, the Trustee and the Paying Agent and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Refunding Agreement; provided, however, that any monetary obligation of the Issuer created by or arising out of this Refunding Agreement shall be payable solely out of the revenues derived from this Refunding Agreement or the sale of the Bonds or income earned on invested funds as provided in the Indenture and shall not constitute, and no breach of this Refunding Agreement by the Issuer shall impose, a pecuniary liability upon the Issuer or a charge upon the Issuer's general credit or against its taxing powers.

     SECTION X.15. Administrative Fee. The Company acknowledges and agrees that the Issuer will charge an administrative fee payable to the Trustee, in an amount set forth in Exhibit B to the Indenture, for the purpose of paying or reimbursing the Issuer for its reasonable administrative expenses incurred by the Issuer in connection with the issuance of the Bonds, representing the legal expenses of Bond Counsel and Issuer's counsel, which administrative fee shall be deposited by the Company with the Trustee pursuant to Section 6.4 of the Indenture and applied to pay the expenses set forth in Exhibit B to the Indenture.

     SECTION X.16. Consent of the Bond Insurer. All provisions hereof regarding consents, approvals, directions, appointments or requests by the Bond Insurer shall be deemed not to require or permit such consents, approvals, directions, appointments or requests by the Bond Insurer and shall be read as if the Bond Insurance Policy was not mentioned therein during any time in which the Bond Insurer is in default in its obligations to make payments under the Bond Insurance Policy; provided, however, that this Section shall not affect the rights of the Bond Insurer to collect any amounts owed to it.

     IN WITNESS WHEREOF, the Issuer and the Company have caused this Refunding Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.


                              PARISH OF ST. CHARLES,
                              STATE OF LOUISIANA



                              By: ____________________________
                                         Parish President
ATTEST:



By: _______________________________                        [SEAL]
    Secretary, St. Charles Parish Council



                              ENTERGY LOUISIANA, INC.



                              By: ______________________________
                                   Vice President and Treasurer

ATTEST:


By: _______________________________                        [SEAL]
      Assistant Secretary